UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 13, 2014
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

Lions Gate Entertainment Corp. (the “Company”) has entered into an administrative order with the United States Securities and Exchange Commission (the “SEC”) relating to transactions that the Company announced on July 20, 2010. The administrative order filed today fully resolves the SEC’s investigation into these transactions. The administrative order reflecting the settlement is available at http://www.sec.gov/litigation/admin/2014/34-71717.pdf.

Under the settlement, the Company has admitted to certain disclosure violations and has agreed to pay $7.5 million in penalties. This full amount was previously recorded as a charge to general and administrative expenses by the Company in the third quarter of 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2014                LIONS GATE ENTERTAINMENT CORP.
(Registrant)

By: /s/ Wayne Levin
Name: Wayne Levin
Title: General Counsel and Chief Strategic Officer